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ANNUAL STEPPED UP DEATH BENEFIT RIDER
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This Rider is  attached to and made a part of this  Contract as of the  Contract
Date,  or if later,  the date shown below.  Terms not defined in this Rider have the meaning given to them in the Contract.  The "Death  Benefit"  section of the
Contract is deleted and replaced with the following:

DEATH BENEFIT

If any Owner dies prior to the Annuity  Start Date, a Death Benefit will be paid to the Designated Beneficiary when due Proof of Death and instructions regarding payment for each Designated  Beneficiary are Received by FSBL. If any Owner is a
Nonnatural  Person,  the  Death  Benefit  will be paid  upon  the  death  of the
Annuitant or a Joint Owner that is a natural  person prior to the Annuity  Start
Date.  If an Owner is a Nonnatural  Person,  the amount of the Death  Benefit is based on the age of the Annuitant or any Joint Owner that is a natural person on the Contract Date. The Death Benefit  proceeds will be the Death Benefit reduced by any Premium Taxes due or paid by FSBL and any pro rata Account Charge.

The  Death  Benefit  is  determined  as of the  date  due  proof  of  death  and instructions  regarding payment for each Designated  Beneficiary are Received by
FSBL and will be the greatest of:

   1.  the sum of all  Purchase  Payments  made by the Owner less the sum of all partial Withdrawals and Withdrawal Charges deducted from Contract Value;

   2.  the  Contract  Value  on the date due  Proof  of Death  and  instructions regarding  payment for each Designated  Beneficiary are Received by FSBL;
       or

   3.  the Stepped Up Death Benefit described below.

The Stepped-Up Death Benefit is determined as follows:

   1.  The Stepped Up Death  Benefit is  calculated  as of each of the following
       Valuation Dates:

       a.  each Contract Anniversary; and

       b.  the date of any Purchase Payment or Withdrawal.

   2.  The Stepped Up Death  Benefit is the largest  result  determined  for the following  calculation as of the date due proof of death and instructions regarding payment are Received by FSBL:

       a.  the largest of 1 or 2 above on any Contract  Anniversary  that occurs prior to the oldest Owner reaching age 81; plus

       b.  any  Purchase  Payments   received  since  the  applicable   Contract
           Anniversary; less, in the event of a Withdrawal

       c.  an amount equal to a percentage of "a. plus b."  calculated as of the date  of the  Withdrawal.  The  percentage  is  determined  for  each
           Withdrawal since the applicable  Contract  Anniversary as of the date of the Withdrawal by dividing:

            i.  the amount of the Withdrawal,  including any Withdrawal Charges, by

           ii.  the Contract Value immediately prior to the Withdrawal.

Notwithstanding the foregoing,  if any Owner was age 81 or older on the Contract
Date,  or if due  proof of death  and  instructions  regarding  payment  are not received by FSBL within 12 months of the date of the  Owner's  death,  the Death
Benefit  will  be the  Contract  Value  on the  date  due  proof  of  death  and instructions regarding payment are received by FSBL. Failure to furnish such due proof of death  and  instructions  regarding  payment  within  12  months of the
Owner's  date of death shall not  invalidate  or reduce any claim if it shall be shown not to have been  reasonably  possible to furnish  such proof  within such time; provided such proof was furnished as soon as reasonably possible.

If a lump sum payment is requested the payment will be made in  accordance  with any laws that govern the payment of Death Benefits.  The Designated  Beneficiary may choose to receive the Death  Benefit in the form of Annuity  Payments  under one of the Annuity Options, subject to any requirements under applicable law.

FSBL will deduct a charge for this Rider as set forth in the Contract. The Owner may not add or delete this Rider after the Contract Date.

FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK

ROGER K. VIOLA

Roger K. Viola
Secretary

Rider Start Date
(If Other Than Contract Date)

FSB218 (10-01)